Exhibit 10(l)

ELEVENTH AMENDMENT TO SECOND AMENDED

AND RESTATED LOAN AGREEMENT

THIS ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (“Eleventh Amendment”) is made and entered into as of the 25th day of November, 2003, by and between Equus II Incorporated, a Delaware corporation, with offices and place of business at 2929 Allen Parkway, Houston, Texas 77019 (hereinafter called “Borrower”) and Banc of America Strategic Solutions, Inc. (assignee of BANK OF AMERICA, N.A. pursuant to that certain Assignment and Assumption dated September 5, 2003), with offices at 101 North Tryon Street, NC1-001-13-26, Charlotte, North Carolina 28255 (hereinafter called “Lender”). For and in consideration of the mutual covenants and agreements herein contained, Borrower and Lender hereby amend as of the date of this Agreement that certain Second Amended and Restated Loan Agreement between Borrower and Lender dated as of the 1st day of June, 1999, as previously amended (“Loan Agreement”), in the following respects:

Section 1. Amendments to Loan Agreement.

A. Section 1.2 is amended to delete the definitions of “Maturity Date” and replace it with the following:

“Maturity Date” means January 31, 2004.

B. Section 4.1 is hereby amended by adding a new subsection (d) as follows:

(d) indebtedness of borrowed money not to exceed $3,000,000.00 from Richard Wallrath or his affiliates secured by the collateral described in Section 4.4(c).

C. Section 4.4 is hereby amended by adding a new subsection (c) as follows:

(c) the grant of a security interest in up to 525,000 shares of the common stock of Champion Window Holdings Inc. to secure the loan permitted pursuant to Section 4.1(d).

C. Section 3.11 is hereby deleted and the following is substituted in its place:

3.11 Mandatory Repayment of Facility A Note. In the event of a sale of shares owned by Borrower in a portfolio company or the repayment of a loan from Borrower to a portfolio company, Borrower shall repay Facility A by an amount equal to such sale proceeds and/or loan repayment and Lender’s commitment hereunder shall be permanently reduced by such repayment as provided in Section 1.3(a), provided that Borrower may sell up to $1,500,000 of common stock of NCI Building Systems, Inc. and not be required to apply such proceeds to reduce the Facility A Note.

Section 1.2. Extension Fee.

Borrower and Lender hereby agree that a fee in the amount $10,000.00 will be paid to Lender upon closing of this transaction. Borrower and Lender further agree that a fee in the amount of $25,000.00 will be paid to Lender on December 31, 2003 if the Facility A Note, in the principal amount of $10,000,000.00 of even date herewith, has not been paid in full on or before December 31, 2003.

Section 2. Closing.

The closing of the transactions contemplated by this Eleventh Amendment is subject to the satisfaction of the following conditions.

2.1 Counsel to Lender. All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell LLP, counsel to the Lender.

2.2 Required Documents.

(a) The Lender shall have received certified copies of resolutions of the Board of Directors of the Borrower in form and substance satisfactory to Lender with respect to authorization of this Eleventh Amendment, the Facility A Note of the Borrower dated the date hereof in favor of the Lender in the original principal amount of $10,000,000.00 (the “Note”), and the Ratification of Security Agreement-Pledge dated as of the date hereof (the “Ratification of Security Agreement”).

(b) The Lender shall have received fully executed copies of this Eleventh Amendment, the Note, the Ratification of Security Agreement and the other instruments or certificates related hereto together with the true signatures of such officers.

(c) The Lender shall have received originals of all certificates, notes or other instruments subject to the Security Agreement - Pledge dated as of March 18, 1996 between Borrower and Lender, as ratified by the Ratification of Security Agreement.

Section 3. Ratification. Except as amended hereby, the Loan Agreement shall remain unchanged and the terms, conditions, representations, warranties, and covenants of said Loan Agreement and the Security Instruments, including but not limited to the Security Agreement-Pledge, are true as of the date hereof, are ratified and confirmed in all respects and shall be continuing and binding upon the parties.

Section 4. Defined Terms. All terms used in this Eleventh Amendment which are defined in the Loan Agreement shall have the same meaning as in the Loan Agreement, except as otherwise indicated in this Eleventh Amendment.

Section 5. Multiple Counterparts. This Eleventh Amendment may be executed by the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 6. Applicable Law. This Eleventh Amendment shall be deemed to be a contract under and subject to, and shall be construed for all purposes in accordance with the laws of the State of Texas.

Section 7. Final Agreement. THE WRITTEN LOAN AGREEMENTS IN CONNECTION WITH THIS ELEVENTH AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER.

IN WITNESS WHEREOF, the parties have caused this Eleventh Amendment to be executed by their duly authorized officers as of the 25th day of November, 2003.

EQUUS II INCORPORATED

By:	/s/ NOLAN LEHMAN

Name:	Nolan Lehman
Title:	President

BANC OF AMERICA STRATEGIC SOLUTIONS, INC.

By:	/S/ DAVID STRICKERT

Name:	David Strickert
Title:	SVP

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